UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 27, 2015

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-15401 (Commission File Number)	43-1863181 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In November 2013, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of Energizer Holdings, Inc. (the “Company”) granted three-year performance restricted stock equivalent awards subject to achievement of certain performance criteria measured over the three-year period commencing October 1, 2013, the beginning of the Company’s 2014 fiscal year (the “2013 Awards”). In connection with the previously announced plans to separate the household products and personal care divisions of the Company into two independent, publicly traded companies (the “Spin-Off”), on April 27, 2015, the Committee authorized the conversion of the 2013 Awards, contingent upon completion of the Spin-Off, into time-based restricted stock equivalent awards of one or the other of the two public companies that will result from the Spin-Off (the “Converted 2013 Awards”). The time-based awards will be for the target number of restricted stock equivalents set out under the 2013 Awards, which for each of the Company’s named executive officers are as follows:

Named Executive Officer	Number of Restricted Stock Equivalents
Ward M. Klein	32,494
Daniel J. Sescleifer	8,862
David P. Hatfield	6,278
Alan R. Hoskins	5,908
Mark S. LaVigne	5,539

Mr. Klein, Mr. Sescleifer and Mr. Hatfield will receive their Converted 2013 Awards in restricted stock equivalents of the Company, which following the Spin-Off will be renamed Edgewell Personal Care Company, while Mr. Hoskins and Mr. LaVigne will receive their Converted 2013 Awards in restricted stock equivalents of Energizer SpinCo, Inc. which following the Spin-Off will be renamed Energizer Holdings, Inc.

To preserve the aggregate value of such awards immediately before and immediately after the Spin-Off, the target number of restricted stock equivalents will be adjusted based on the volume weighted average price of Company common stock (on the “regular way” market) during the five-trading-day period prior to the Spin-Off and the volume weighted average price of the applicable common stock for each named executive officer during the five-trading-day period following the Spin-Off. The Converted 2013 Awards will vest in November 2016 on the date earnings results for fiscal 2016 are released.

Except as described above, the Converted 2013 Awards will be subject to substantially the same terms and restrictions as the 2013 Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: May 1, 2015

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